UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 15, 2007
Commission File Number: 1-5273-1
Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216

(State of other jurisdiction of incorporation)	(IRS Employer Identification No.)

650 Fifth Avenue, New York, New York	10019-6108

(Address of principal executive offices)	(Zip Code)
(212) 757- 3300

(Registrant’s telephone number, including area code)
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

ITEM 8.01
OTHER EVENTS
On February 15, 2007, the Company announced the declaration of a cash dividend of $0.19 per common share payable on March 31, 2007 to shareholders of record on March 15, 2007.
On February 15, 2007, the Company also announced that the Board of Directors increased the Company’s authority to repurchase common shares by an additional 800,000 shares. This increased the Company’s current authority to repurchase shares to approximately 933,000 common shares. The stock repurchases may be made from time to time in the open market or in privately negotiated transactions at prevailing market prices. Repurchased shares may be held as treasury shares and used for general corporate purposes.
The Board of Directors also established May 3, 2007 as the date of the Company’s annual meeting of shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: February 20, 2007

BY:	/s/ JOHN W. TIETJEN
JOHN W. TIETJEN
Executive Vice President and Chief Financial Officer